Exhibit 10.90

AGREEMENT

This Agreement (“Agreement”), dated as of January 1, 2005 and effective April 1st 2004, is between Senetek PLC, a United Kingdom company whose principal office is located at 620 Airpark Road, Napa, California 94558 (hereinafter referred to as ‘Senetek’), and Signet Laboratories, Inc., a Delaware corporation having its principal place of business at 180 Rustcraft Road, Dedham, Massachusetts 02026 (hereinafter referred to as “Signet”).

WITNESSETH THAT:

WHEREAS, Senetek is a party to an Agreement by and between Research Foundation for Mental Hygiene, Inc. (hereinafter referred to as RFMH) and Senetek, dated by Senetek July 21, 1994 and dated by RFMH July 12, 1994, as amended by Amendment #1 dated by Senetek August 1, 1995 and dated by RFMH July 28, 1995, and Amendment #2 dated by Senetek December 12, 2000 and dated by RFMH November 1, 2000, copies of which are attached as Exhibit A (hereinafter referred to as the “Basic Agreement/License”);

WHEREAS, in connection with Amendment #3 dated May 6, 2004 by Senetek and May 10, 2004 by RFMH, Senetek has entered into an extension until September 30th 2005 to the Basic Agreement/License in the form annexed as Exhibit B (the “Extension”);

WHEREAS, pursuant to the Basic Agreement/License Senetek was granted a ten-year exclusive worldwide license to certain RFMH cell lines, to wit:

1. Those certain cell lines designated “4G8” and “6E10” more particularly described in the Basic Agreement/License;

2. The monoclonal antibody designated “5-25 Reactive to PHF” more particularly described in an Agreement dated by Senetek August 1, 1995 and dated by RFMH July 28, 1995, said Agreement being attached as “Appendix A-1” to the Basic Agreement/License;

3. Those certain cell lines designated “3-39 Reactive to PHF” and 3F4 Reactive to Prion PrP (human and hamster)” more particularly described in an Agreement dated by Senetek August 30, 1995 and dated by RFMH August 22, 1995, said Agreement being attached as “Appendix A-2” to the Basic Agreement/License;

4. Those certain cell lines more particularly described in an Agreement dated by Senetek July 2, 2001 and dated by RFMH July 11, 2001, said Agreement being attached as “Appendix A-3” to the Basic Agreement/License; and

5. Any cell lines hereafter added to the Basic Agreement/License by agreement of the parties thereto following agreement of the parties to this Agreement and set forth in an Appendix thereto, e.g. “Appendix A-4” (collectively, the “Cell Lines”).

WHEREAS, the Basic Agreement/License and the Extension grant Senetek an exclusive worldwide license to manufacture, package, promote and sell those Cell Line products listed on Exhibit C attached hereto, to wit: the monoclonal antibodies produced in any form by using the Cell Lines, including but not limited to pure, Fab fragment, ascites fluid, tissue culture fluid, modified or conjugated (i. e. enzymes, biotin, florescent or any other form), and new Cell Line products which are not listed on Appendices A-1 to A-3 to the Basic Agreement/License but are hereafter added to the Basic Agreement/License by agreement of the parties thereto following agreement of the parties to this Agreement and are set forth in an Appendix thereto, e.g. “Appendix A-4” (hereinafter the “Cell Line Products”);

WHEREAS, Senetek and Signet are parties to a Production and Marketing Agreement dated and effective August 15, 2000, as amended (the “Original Agreement”), pursuant to which Signet has manufactured and distributed antibodies derived from the Cell Lines; and

WHEREAS, Senetek and Signet desire to supersede the Original Agreement effective April 1, 2004 with this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein recited, the parties hereby agree as follows:

1. Grant

1.1 Right to Manufacture, Package, Promote, and Sell. Upon the terms and conditions set forth herein, Senetek hereby grants to Signet a worldwide exclusive right to manufacture, package, promote and sell the Cell Line Products in accordance with the terms and conditions set forth herein and subject to and in accordance with the terms of the Basic Agreement/License and the Extension as from time to time in effect, provided that Signet acknowledges RFMH’s right under the Basic Agreement/License to possess, culture and employ the Cell Lines and the antibodies produced therefrom for its own scientific purposes including transferring necessary amounts of antibodies (but not Cell Lines) to research collaborators of RFMH or the Institute for Basic Research (“IBR”) free of all charges other than shipping and handling costs, pursuant to appropriately restrictive Material Transfer Agreements specifying, as provided in the Basic Agreement/License, that such collaborators “shall be bound by an obligation to use these antibodies only for . . scientific collaboration with RFMH”. Signet shall have the right to terminate this Agreement as provided in Section 7.l (ii) if RFMH breaches or omits to perform any of its obligations under the Basic Agreement/License and fails to cure the same as provided in Section 7.l(ii). Senetek shall use best efforts to obtain from RFMH and provide to Signet on a quarterly basis a list of all research collaborators to which Cell Line Products have been so transferred.

1.2 Acceptance by Signet. Signet hereby accepts the foregoing grant of worldwide exclusive rights to manufacture, package, promote and sell the Cell Line Products subject to and in accordance with Section 1.1.

1.3 Polyclonal Antibodies. The parties hereto acknowledge that polyclonal antibodies and derivatives and intermediates produced by IBR (“Polyclonals”) are not Cell Line Products covered by the Basic Agreement/License but that prior to the date hereof certain Polyclonals were supplied to Signet by IBR, certain of which remain in Signet’s inventory. The parties agree that Section 3 of this Agreement shall apply to all such Polyclonals supplied by IBR to Signet prior to the date hereof as if they were Cell Line Products but that any Polyclonals to be supplied by RFMH or IBR after the date hereof will be supplied pursuant to Material Transfer Agreements between RFMH and Senetek in such form as may be agreed by the parties thereto and that no portion of this Agreement shall apply thereto.

1.4 Quarterly Meetings. Senetek shall use its best efforts to arrange for quarterly in person or telephonic meetings between representatives of RFMH, Senetek and Signet to discuss the progress of the business, new Cell Line Products that may be available and other appropriate subjects, including the tracking and monitoring of Cell Line Product transfers. Signet shall have the right to terminate this Agreement as provided in and subject to the limitations of Section 7.1(ii) if such quarterly meetings are not held.

1.5 Elimination of Exclusivity on Cell Lines Covered by the Agreement. Signet shall be responsible for remitting to Senetek within thirty (30) days after the end of each calendar year commencing with calendar year 2005 the annual maintenance fees provided for in the Basic Agreement/License (which are non-refundable but fully creditable against royalties remitted to RFMH) to the extent its Net Sales during such calendar year do not generate sufficient royalties payable to RFMH to achieve full credit therefor, provided that if Signet wishes to eliminate its exclusivity with respect to any Cell Lines covered by this Agreement, it may so notify Senetek in writing, whereupon Senetek shall provide such notice to RFMH and Signet’s obligation to pay the annual maintenance fee provided for in the Basic Agreement/License with respect thereto shall cease effective as of January 1 of the next succeeding year. Signet shall have until April 30, 2005 to so eliminate exclusivity with respect to any Cell Lines covered by this Agreement as of the date hereof and shall have six (6) months from delivery of any new Cell Line to so eliminate exclusivity with respect to such new Cell Line, provided that if Signet determines after having so eliminated its exclusivity with respect to any Cell Line that it wishes to again have exclusivity with respect to such Cell Line, Senetek shall promptly so notify RFMH in writing and RFMH shall reinstate such exclusivity (unless it has theretofore entered into negotiations to license or licensed such Cell Line to a third party) whereupon Signet’s obligation with respect to payment of the annual maintenance fee therefore shall be reinstated. With respect to any Cell Line as to which exclusivity has been eliminated, Signet shall have the right to continue to manufacture, package, promote and sell such Cell Line upon all of the terms of this Agreement other than the exclusivity provided for herein, provided that if RFMH gives thirty (30) days written notice to Senetek to return any Cell Line(s) as to which exclusivity has been eliminated, Senetek shall immediately provide such notice to Signet and termination of nonexclusive rights to such Cell Line(s) shall become effective on the thirtieth (30th) day following such notice to Signet, provided further that Signet may complete any sale for which it had a firm order on the date or its receipt of such notice, subject to the terms of this Agreement.

1.6 Not a License. This grant shall not be construed as a license or sub-license, by implication or otherwise, of any rights to which Senetek is licensed in accordance with the Basic Agreement/License.

2. Term of Agreement

The term of this Agreement shall be contemporaneous with the Basic Agreement/License and the Extension, as the same may be extended from time to time, unless terminated as hereinafter provided.

3. Sharing of Revenues

3.1 From the first *** of annual Net Sales (including calendar 2004) revenues received by Signet from sales of Cell Line Products, Signet shall retain *** of such revenues. The *** remainder of such revenues shall be remitted to Senetek. Senetek shall be responsible for all fees due to RFMH in accordance with the Basic Agreement/License and Extension.

3.2 From annual Net Sales (including calendar 2004) revenues in excess of *** received by Signet from sales of Cell Line Products, Signet shall retain *** of such revenues in excess of ***. The *** remainder of such revenues shall be remitted to Senetek. Senetek shall be responsible for all fees due to RFMH in accordance with the Basic Agreement/License and Extension.

*** Confidential treatment has been requested

3.3 Signet shall be entitled to credit against the amounts remitted to Senetek with respect to each of the second, third and fourth calendar quarters of 2004 an amount equal to one-third of the amount by which the payment made by Signet to Senetek pursuant to the Original Agreement for the first calendar quarter of 2004 exceeded the amount which would have been payable by Signet to Senetek under this Agreement, if it had been effective from January 1, 2004.

3.4 In the event that Signet’s aggregate Net Sales of Cell Line Products for any calendar year are less than *** Signet shall remit to Senetek, together with the payment due for the fourth calendar quarter of such year, an amount equal to *** of the amount by which Signet’s Net Sales are less than such amount.

3.5 “Net Sales” means Signet’s gross sales revenues of all Cell Line Products (provided that in the case of kits comprised of Cell Line Products and/or Polyclonals as to which Section 3 of this Agreement applies as provided in Section 1.3 (“Royalty-bearing Products”) and other materials that are not Royalty-bearing Products, “Net Sales” prior to January 1, 2005 means *** of gross kit sales and effective January 1, 2005 means *** of the gross sales revenues of such kits) less (i) when billed separately, import, export, excise and sales taxes, and customs duties and freight out, and (ii) sales returns, allowances and discounts given in the ordinary course of Signet’s business (or, in the case of kits covered by the above proviso, *** of the amounts in (i) and/or (ii)). Attached as Schedule I is a listing of all currently marketed kits and other such products of Signet setting forth, as to each, the quantity of the Royalty-bearing Products included therein and the gross sale price thereof. Signet shall provide to Senetek an updated Schedule I annually within thirty (30) days after the end of each calendar year beginning with calendar year 2005.

3.6 To the extent that Signet desires to receive from RFMH any photomicrographs or other scientific data for the marketing of Cell Line Products, it shall provide a request for quote to Senetek for forwarding to RKMH, and will respond to RFMH’s quote in writing noting its approval and willingness to proceed on the basis quoted. RFMH shall submit a detailed invoice to Senetek for the reasonable costs incurred by RFMH/IBR for any photomicrographs or other scientific data requested by Signet for the marketing of Cell Line Products consistent with such quote, and Signet shall remit to Senetek the amount of such invoice for payment to RFMH. Photomicrographs or other scientific data necessary for the production of Cell Line Products shall be supplied to Signet without mark-up of its actual reasonable costs.

3.7 If Signet desires assistance from the scientific or other staff of RFMH or IBR in connection with Signet’s performance of this Agreement, including product development, marketing, customer relations, testing of Cell Line Products produced by Signet or the like, it shall submit to Senetek for forwarding to RFMH a proposal setting forth the services requested. Senetek shall use best efforts promptly to obtain from RFMH a proposal for the furnishing of such services and shall promptly forward it to Signet, and if Signet accepts the per diem or other compensation proposed by RFMH to be charged to Signet, Senetek shall use best efforts to cause RFMH to provide such services, subject to the requirements of its and IBR’s regular activities.

4. Reports

4.1 Reports Signet agrees to deliver to Senetek within thirty (30) days after the expiration of each calendar quarter beginning with the calendar quarter commencing July 1, 2004 (i) an accounting in writing setting forth the calculation of Net Sales for such quarter and (ii) an accounting for specific expenses incurred by Signet in developing, promoting and marketing Cell Line Products during such quarter, as agreed by the parties. In addition, Signet agrees to deliver to Senetek within forty-five (45) days after the end of each calendar year commencing with calendar year 2004 an accounting in writing setting forth (a) the unit sales for each Cell Line Product sold during the calendar year reported upon, (b) each shipment of Cell Line Products, including customer, and (c) the total Net Sales of Cell Line Products to each purchaser other than an end user research institution, indicating the pricing allowed to each such customer. Senetek agrees that the customer information provided is confidential as per Section 8(ii) and cannot be used competitively or transferred to any person except as may be necessary for the furtherance of this Agreement.

*** Confidential treatment has been requested

4.2 Records and Audits Signet shall keep a true and exact record in connection with the accounting provided herein, and Senetek shall have the right once each calendar year beginning with the first report to appoint at no cost to Signet an independent certified public accountant, to whom Signet has no reasonable objection, who, during the regular business hours of Signet may examine the accounts and records of Signet insofar as they relate to net sales of Cell Line Products for a period not more than two (2) years preceding the date of inspection, for the sole purpose of verifying the correctness of the reporting provided for in Section 4.2 and Signet’s compliance with the term of this Agreement, and not for any other purpose. Said accountant shall be under an obligation of secrecy not to disclose any information (s)he learns except (s)he may disclose to Senetek any information, which relates solely to the accuracy of reports and payments under this Agreement and Signet’s compliance with this Agreement.

5. Payments

5.1 Payments Payments to Senetek shall be due and payable thirty (30) days after the expiration of each calendar quarter, except that Signet may elect to make such payments in three equal installments thirty (30), sixty (60) and ninety (90) days after quarter end for those payments related to annual Net Sales up to ***. If Signet elects to make such payment in three equal installments, Signet will be charged interest at an annual rate of *** with interest starting to accrue thirty-one (31) days after quarter end. Payments due for Net Sales in excess of *** will be due thirty (30) days after quarter end.

5.2 Currencies All payments payable hereunder to Senetek shall be payable in United States Dollars (USD). If foreign exchange is freely available and remittance of the payments provided herein is not otherwise prohibited, all royalties due to Senetek hereunder as a result of sales in countries foreign to the United States shall be converted (for the purpose only of calculation of such royalties) into its equivalent in USD at the foreign exchange rate for such foreign funds as reported in the Wall Street Journal, at the close of business on the last business day of the quarterly reporting period.

6. Representations, Warranties and Agreements

6.1 Signet

(i) Signet agrees that Signet shall devote its faithful, diligent and best efforts to distribute, market, promote and sell the Cell Line Products, and maintain and enhance the good will of the Cell Line Products worldwide.

(ii) Signet warrants and represents to Senetek that it is not, and shall not hold itself out as, the representative, agent, servant or employee of Senetek, RFMH, IBR or the State of New York for any purpose. This Agreement creates no relationship of joint venture, partnership, limited partnership, or agency between the parties.

(iii) Signet represents and warrants that the execution of this Agreement by Signet has been duly authorized by all necessary corporate action of Signet and constitutes the valid and binding obligation of Signet. The execution of this Agreement by Signet and the consummation of the transactions contemplated hereby does not conflict with or result in a default under or breach of, (1) Signet’s Articles of Incorporation or By-laws or other organizational documents; (2) any agreement, indenture, mortgage, contract or instrument to which Signet is bound or by which any of its properties or assets is subject; (3) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to Signet or to which any of its assets is bound; or (4) any law or regulation applicable to Signet or by which any of its assets is bound.

(iv) Signet acknowledges that the Cell Line Products, (1) have been represented by Senetek as being the sole property and confidential information of RFMH; (2) are subject to confidentiality requirements under the Basic Agreement/License which requirements also bind Signet; and (3) may be transferred only back to Senetek or RFMH in accordance with the terms and requirements of the Basic Agreement/License and Extension.

*** Confidential treatment has been requested

(v) Signet agrees that the Cell Line Products are to be produced and sold solely for in vitro scientific research and diagnostic use directly to end user research institutions except as RFMH may otherwise approve. Annexed as Schedule II is a list of all non-end users to which Signet has made sales of Cell Line Products since January 1, 2004, which Signet represents are either (a) distributors that service end-users outside of North America which cannot cost effectively be sold direct by Signet, (b) North American distributors that service only end-users which cannot cost effectively be serviced by Signet, (c) distributors which act as purchasing agents for particular end users, (d) distributors that receive no discount from Signet’s end user sales prices or receive lower discounts than end users, (e) manufacturers of diagnostic or laboratory equipment or (f) distributor relationships that were transferred to Signet at the time the Original Agreement was executed. On the basis of such representation, RFMH has approved continued sales to such non-end users so long as they satisfy the above representation. If Signet proposes to make sales of Cell Line Products to any non-end user other than those listed on Schedule II or to any non-end user listed on Schedule II after it no longer satisfies the above representation, it shall submit to Senetek a proposed revision to Schedule II, Senetek shall promptly submit the same to RFMH for its approval, and Signet shall not make any sales to such non-end user until receipt from Senetek of written approval by RFMH of such change. Approval shall not be unreasonably withheld by RFMH and its determination shall be supplied to Signet within thirty (30) days of Signet’s submission.

(vi) Signet agrees to provide to Senetek such information as Senetek may reasonably request in order for Senetek to certify annually to RFMH Signet’s compliance with the foregoing, including verification of its production and shipping of Cell Line Products.

(vii) Signet agrees not to attempt to enter into or undertake any separate and independent relationship with RFMH or IBR with regard to the Cell Lines or antibodies covered under the Basic Agreement/License and Extension (including any that may be added thereto by additional Appendix as provided herein) or any Polyclonals produced or furnished by IBR or RFMH, or otherwise compete with Senetek with regard thereto during any period that the Basic Agreement/License remains in effect unless the License to the Cell Line Products is put out for bid by RFMH.

(viii) Signet agrees to indemnify and hold harmless (a) RFMH, the State of New York, and any of their institutes, employees, representatives, trustees, officers and agents, and (b) Senetek and its officers, directors and employees, against any and all claims of death, illness, personal injury, property damage and improper business practices arising out of Signet’s manufacture, use or sale of the Cell Line Products, and shall provide to Senetek evidence of its insurance coverage for the foregoing in an amount not less than *** per occurrence and *** annual aggregate, naming the foregoing as additional insureds, but Signet acknowledges that RFMH and the State of New York shall not be liable for any indirect, special, consequential or other damages whatsoever, whether grounded in fact, strict liability, contract or otherwise.

(ix) Signet agrees to indemnify and hold harmless Senetek from any and all costs, expenses, claims, attorney’s fees and so forth in regards to acts or omissions on Signet’s part prior to the execution of this Agreement now known or hereafter arising from the Basic Agreement/License and the Extension, including, but not limited to, any and all claims from RFMH based thereon.

6.2 Senetek

(i) Senetek warrants and represents to Signet that it is not, and shall not hold itself out as, the representative, agent, servant or employee of Signet for any purpose. This Agreement creates no relationship of joint venture, partnership, limited partnership, or agency between the parties.

(ii) Senetek represents and warrants that the execution of this Agreement by Senetek has been duly authorized by all necessary corporate action of Senetek and constitutes the valid and binding obligation of Senetek. The execution of this Agreement by Senetek and the consummation of the transactions contemplated hereby does not

*** Confidential treatment has been requested

conflict with or result in a default under or breach of, (1) Senetek’s Certificate of Incorporation or Articles of Association or other organizational documents; (2) any agreement, indenture, mortgage, contract or instrument to which Senetek is bound or by which any of its properties or assets is subject; (3) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to Senetek or to which any of its assets is bound; or (4) any law or regulation applicable to Senetek or by which any of its assets is bound.

(iii) Senetek represents that the Cell Line Products, (1) are the sole property and confidential information of RFMH; (2) are subject to confidentiality requirements under the Basic Agreement/License and Extension which requirements also bind Senetek; and (3) may be transferred only back to Senetek or RFMH in accordance with the terms and requirements of the Basic Agreement/License and Extension.

(iv) Senetek represents and warrants that it is not in default of any term, provision or condition of the Basic Agreement/License and the Extension and that its rights thereunder are not encumbered in any manner, and that to the best of Senetek’s knowledge the Cell Line Products are free of any claims for infringement, patent, copyrights and trademarks of third parties. Senetek also represents and warrants that there is no litigation, claim or assessment pending or threatened against Senetek contesting Senetek’s rights under the Basic Agreement/License and the Extension. Senetek hereby indemnifies and will hold Signet harmless from any and all costs, expenses, claims, attorney’s fees and so forth in regards to acts or omissions on Senetek’s part prior to the execution of this Agreement now known or hereafter arising from the Basic Agreement/License and the Extension, including, but not limited to, any and all claims from RFMH based thereon.

(v) Senetek has complied with the terms and conditions of the Basic Agreement/License and the Extension, including but not limited to all notice requirements, and has received all of the necessary approvals from RFMH regarding the execution of this Agreement, including without limitation under Section 2.4 of the Basic Agreement/License and the Extension, to engage Signet to manufacture, package, promote and sell the Cell Line Products. Evidence of such approval, in form satisfactory to Signet, will be delivered to Signet simultaneously with the execution of this Agreement. Senetek will deliver forthwith to Signet any and all documents and correspondence received by Senetek from RFMH in regards to the Basic Agreement/License and the Extension, including, but not limited to, any and all notices of default delivered by RFMH to Senetek.

(vi) If Senetek shall fail to timely cure any default under the Basic Agreement/License or the Extension, then unless Signet’s acts or omissions are the basis of such default Senetek hereby grants to Signet the right to cure any and all such defaults in accordance with the Basic Agreement/License and the Extension. In the event a default is based on the failure of either party to comply with the terms of the Basic Agreement/License and the Extension and there is an expenditure of time and money by other party to cure said default, the expending party shall have the right to offset or be reimbursed, as the case may be, any such expenditure from or in addition to future payments due from Signet to Senetek hereunder.

7. Termination

7. 1 Termination by Signet This Agreement can be terminated by Signet at any lime upon:

(i) two hundred and seventy (270) days written notice by Signet to Senetek, or

(ii) ninety (90) days written notice given by Signet to Senetek within thirty (30) days after Signet becomes aware that Senetek or RFMH has breached or omitted to perform any action contemplated by this Agreement or by the Basic Agreement/License and the Extension, provided however, that Senetek or RFMH, as the case may be, shall not have cured the same within such ninety (90) day period.

In the event of such termination, Signet agrees to pay to Senetek all amounts due and payable up to the effective date of such termination. Upon such termination, Signet shall return to Senetek all antibodies, all technical information, Cell Lines and know-how transferred to Signet by Senetek. Signet shall have the right to sell any Cell Line Products in inventory at the time of such termination for a period not exceeding three months after the effective date of termination under clause (i) or (ii) above provided it shall pay amounts due to Senetek upon the sale of Cell Lines Products in accordance with Section 3.

7.2 Termination by Senetek This Agreement may be terminated by Senetek if:

(i) Signet shall fail to pay any amounts as provided in Section 3 at any time when the same become due, and such failure shall continue unremedied for ninety (90) days after written notice thereof is sent by Senetek to Signet.

(ii) Signet shall at any time become insolvent or make a general assignment for the benefit of creditors, or if a petition in bankruptcy, or insolvency, or any reorganization shall be commenced by, against or in respect of Signet and shall remain undismissed for more than ninety (90) days.

(iii) In the event of breach or default (for reasons other than failure to pay any amounts due hereunder) by Signet; provided however, Senetek shall give written notice to Signet of termination by reason of such default within thirty (30) days of its knowledge thereof and such default shall not be cured within ninety (90) days after written notice.

8. Confidentiality

(i) Signet agrees to keep strictly confidential all material and other information of all third parties classified as “Confidential”, including, but not limited to, the terms and conditions of the Basic Agreement/License and the Extension supplied to Signet by Senetek in connection with its performance under this Agreement and all information concerning RFMH, IBR, Senetek and their respective businesses learned in performing this Agreement. Signet undertakes not to disclose any such “Confidential’ materials or information to any person except as may be necessary for the furtherance of this Agreement. Signet further agrees to bind its officers and employees, and any agents, representatives or third parties who have knowledge of or access to such “Confidential” information to a similar obligation of confidentiality. In the event of termination of this Agreement, Signet agrees to return any such “Confidential” materials or information to Senetek and to cause any person to whom such “Confidential” materials or information has been supplied to do likewise. In compliance with the Basic Agreement/License, Signet agrees that the Cell Lines shall be clearly marked “Confidential Information”, shall be kept in a secure location, and shall be allowed access only by those individuals who have the need in order to fulfill the terms of this Agreement and are themselves obligated to confidentiality. Senetek acknowledges that Signet reserves the right to store the Cell Lines and Cell Line Products in a secure third-party facility pursuant to the aforementioned and FDA recommended GMP practices.

(ii) Senetek agrees to keep strictly confidential all material and other information of all third parties classified as “Confidential”, including, but not limited to, the terms and conditions of this Agreement and all information concerning Signet and its business learned in performing this Agreement. Senetek undertakes not to disclose any such “Confidential’ materials or information to any person except as may be necessary for the furtherance of this Agreement. Senetek further agrees to bind its officers and employees, and any agents, representatives or third parties who have knowledge of or access to such “Confidential” information to a similar obligation of confidentiality. In the event of termination of this Agreement, Senetek agrees to return any such “Confidential” materials or information to Signet and to cause any person to whom such “Confidential” materials or information as been supplied to do likewise.

9. Governing Law and Arbitration; Venue

9.1	This Agreement shall be deemed made under, governed by and construed in accordance with the laws of the State of California, without giving effect to conflict of laws provisions thereof. The parties agree that the party to this Agreement prevailing in an action arising from breach of this Agreement or of any of its provisions shall be entitled to all costs of such suit or action, including attorney’s fees.

9.2	Any controversy or claim arising out of or relative to this Agreement or the breach thereof shall be settled by arbitration in San Francisco California, in accordance with the Rules of the American Arbitration Association then obtaining, and judgment upon the award rendered by the arbitrator(s) may be enforced in either the courts of the State of California or the United States District Court for the District of California to whose jurisdiction each of the parties hereby consents. All arbitrators appointed must be expert in the field, with at least one arbitrator sourced from the Licensing Executives Society. Nothing contained herein shall prevent the parties from seeking injunctive or other equitable relief in the foregoing courts prior to arbitration.

10. General

10.1 In the event any proceeding is commenced to enforce this Agreement or otherwise relating to this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees and costs incurred in connection therewith.

10.2 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; however, this Agreement shall be of no force or effect until executed by both parties.

10.3 Captions and Section and Subsection headings used herein are for convenience only, and are not a part of this Agreement and shall not be used in construing it.

10.4 Each of the parties agrees to execute and deliver such further documents and to cooperate in such manner as may be necessary to implement and give effect to the agreements contained herein.

10.5 This Agreement shall be binding upon and shall inure to the benefit of each party and its successors and permitted assigns.

10.6 If any provision of this Agreement, or the application thereof, is held to be invalid or unenforceable, the remainder of the Agreement shall continue in full force and effect

10.7 The terms of this Agreement shall supersede the terms of any invoice, confirmation, purchase order or other commercial document of the parties.

10.8 No waiver by either party of any condition, or of any breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further breach or a waiver of any other condition or of any breach of any other term, covenant, representation, or warranty.

10.9 This Agreement sets forth the entire agreement and understanding between the parties hereto respecting the subject matter hereof and supersedes all prior oral discussions and writings between the parties. No modification, extension or waiver of this Agreement or any provision thereof shall be binding unless agreed to in writing by the parties .

10.10 For the purpose of all provisions of this Agreement requiring the giving of notice by either party to the other, notice shall be deemed to be given when mailed by registered mail, postage prepaid, and sent to the addresses given below for Signet and Senetek.

The notices to Signet should be sent to the attention of

Dr Richard D. Gill, President and CEO

Signet Laboratories

180 Rustcraft Road

Dedham, Massachusetts 02026

The notices to Senetek should be sent to the attention of

Frank J. Massino, Chairman and CEO

Senetek PLC

620 Airpark Road

Napa, California 94558

IN WITNESS WHEREOF the representative parties hereto have executed this Agreement by their fully authorized officers on the date appearing below their signatures.

Signet Laboratories, Inc

Date: 3-21-2005	By:	/s/[ILLEGIBLE]
[ILLEGIBLE]
EXEC. CHR., FOUNDER

Senetek PLC

Date: 3-8-2005	By:	/s/ Bradley D. Holsworth
Bradley D. Holsworth-CFO

Exhibit A

Basic Agreement/License between Senetek and RFMH

AMENDMENT #2

Reference is hereby made to an Agreement by and between Research Foundation for Mental Hygiene, Inc. with a principal place of business in Albany NY (Hereinafter referred to as RFMH) and Senetek PLC, a United Kingdom Company, whose principal office is located at 23 Place Street, London, SW1E SHW England, with an office located at 620 Airpark Road, Napa, California 94558 (hereinafter referred to as “Senetek”) dated by Senetek July 21, 1994 and dated by RFMH July 12, 1994 (hereinafter referred to as the “Agreement”), as amended by Amendment #1 dated by Senetek August 1, 1995 and dated by RFMH July 28, 1995. RFMH and Senetek are sometimes collectively referred to herein as the “Parties”.

For valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1.	The following Section is hereby deleted:

5.3 Except for the License maintenance fee (5.1), payments shall be payable as follows:

a.	Annually, starting with the January 1st following the effective date of this Agreement and every January 1st thereafter until annual volume of net sales of Licensed Product(s) reach ***

b.	Quarterly thereafter.

c.	Written reports and payment shall be made within 30 days of the period in this paragraph.

2.	In its place, the following shall be added:

5.3 Except for the License maintenance fees (5.1), payments shall be payable as follows:

a.	Annually, starting with the January 1st following the effective date of this Agreement, and every January 1st thereafter until annual volume of net sales of Licensed Product(s) reach ***

b.	Quarterly thereafter.

c.	Written reports and payment shall be made within 60 days of the period in this paragraph.

The Parties ratify and confirm the Agreement save as the same may be changed by this amendment.

Research Foundation for Mental Hygiene, Inc.

Date: 11/1/00	By:	/s/ Robert E. Burke
Managing Director

Senetek PLC

Date: 12/12/00	By:	/s/ Frank Massino
Frank Massino, President

*** Confidential treatment has been requested

AMENDMENT #1

The Agreement between the Research Foundation for Mental Hygiene, Inc. and Senetek PLC executed July 21, 1994, is hereby amended for the purpose of allowing, from time to time, the licensing of new cell lines and licensed product under this Agreement.

1.1	DEFINITIONS (is amended to include)

1.1a	“Licensed Cell Lines” (amended to include)

Licensed Cell Lines shall also include any cell line later licensed under this Agreement and appended to Appendix A by mutual written agreement of the parties.

2.3b	GRANT OF LICENSE (is amended to read)

For each cell line licensed under this Agreement, starting one year after the effective date on which that cell line was licensed and included in Appendix A, and the effective date of cell lines licensed thereafter and appended to Appendix A, should the Licensed Product sales for any cell line be less than *** for two (2) consecutive years, then at its sole discretion, RFMH may, by giving LICENSEE written notice, revoke the exclusivity of license provided for that cell line and the license granted herein shall become nonexclusive. RFMH, for each licensed cell line for which exclusivity was so terminated, shall have the right to grant others world-wide license to possess, maintain, culture, and employ the cell line, and to manufacture and sell the monoclonal antibodies produced therefrom in any form.

3.1	DELIVERY OF LICENSED CELL LINES (is amended to read)

RFMH shall supply LICENSEE with the Licensed Cell Lines included in Appendix A of this agreement within 30 days of the effective date of the Agreement.

RFMH shall, for any new cell lines licensed and appended to Apendix A after the effective date of this Agreement, supply those cell lines to LICENSEE within 30 days of the effective date the new cell line(s) were appended to Appendix A.

4.1	EFFECTIVE DATE & TERM (is amended to read)

The effective date of this Agreement shall be the date of the last signatory to the Agreement. The effective date for each appendicy added to Appendix A, shall be the date of the last signatory to that appendicey. The term of this Agreement shall, for each cell line included in Appendix A or appendicey to Appendix A, be ten (10) years from the effective date of the Agreement t-or those cell lines included in Appendix A and ten (10) years from the effective date of each appendicy to Appendix A, unless terminated earlier in accordance with Articles 2.3b and 9.9.

*** Confidential treatment has been requested

5.1	ROYALTIES (is amended to read)

During the term of this Agreement, for each cell line licensed, on or after the effective date of this Agreement, LICENSEE shall pay to RFMH an annual maintenance fee of ***. The first payment for each such licensed cell line shall be made upon delivery of that cell line by RFMH to LICENSEE and on that anniversary date thereafter. Said payments are non-refundable but are fully creditable against royalties.

9.9	TERMINATION (added to Agreement)

The license for any cell line may be terminated in accordance with 2.3(b)

IT IS UNDERSTOOD AND AGREED that all other terms and conditions shall remain in full force and effect.

SENETEK		RESEARCH FOUNDATION FOR MENTAL HYGIENE, INC.

By	/s// Edward Curel	By	/s/ Patrick Furlong
Title	Vice President	Title	Managing Director
Date	August 1, 1995	Date	7/28/95

*** Confidential treatment has been requested

AGREEMENT by and between Research Foundation for Mental Hygiene, Inc. located at 44 Holland Avenue, Albany, New York 12229, hereinafter referred to as RFMH, and Senetek PLC, whose principal office is located at 23 Palace Street, London, SWIE SHW England, hereinafter referred to as LICENSEE or SENETEK.

W I T N E S S E T H:

WHEREAS, RFMH under an agreement with the New York State Office of Mental Retardation and Developmental Disabilities (OMRDD) is authorized to enter into agreement and execute documents for the purpose of commercial development and marketing of inventions and technology emanating from the research institutes of the (OMRDD), such agreements being subject to approval by the (OMRDD) and the Office of the State Controller and,

WHEREAS, RFMH is in possession of certain cell lines, described hereunder, which are capable of producing monoclonal antibodies reactive to beta amyloid proteins, and

WHEREAS, RFMH, in the public interest, and in accordance with its authority, desires to make these monoclonal antibodies available to the scientific community for research and diagnostic purposes, and

WHEREAS, SENETEK desires to license from RFMH the rights to produce and market said monoclonal antibodies to the scientific community for research and diagnostic purposes.

NOW THEREFORE, in consideration of the above in accordance with the mutual promises and covenants contained herein the parties agree as follows:

I.	DEFINITIONS

1.1	“Licensed Cell Lines” are defined as the hybridoma cell lines developed and characterized by Drs. K.S. Kim, Henry Wisniewski and others at the New York State Institute for Basic Research located at Staten Island, New York, which cell lines produce monoclonal antibodies reactive to beta amyloid proteins, and are designated 4G8 and 6E10 and described in Appendix A hereto, and any progeny or mutant thereof.

1.2	“Licensed Product(s)” shall mean the monoclonal antibodies produced in any form by using the “Licensed Cell Line(s)”, whether pure, Fab fragment, ascites fluid, tissue culture fluid, modified, or conjugated (ie., enzymes, biotin, florescent, or any other form).

1.3	“Net Sales” shall mean gross sales of Licensed Product(s) invoiced less, when billed separately:

(a)	Import, export, excise and sales taxes, and custom duties and freight;

(b)	Sales returns and allowances.

2.	GRANT OF LICENSE

2.1	RFMH hereby grants an exclusive worldwide license, to possess, maintain, culture and employ the Licensed Cell Line(s) exclusively for the purpose of manufacturing or having manufactured for the LICENSEE the Licensed Product(s) and which Licensed Products(s) the LICENSEE shall sell commercially directly to the end user. The Licensed Cell Lines are to be sold only for invitro scientific research and diagnostic purposes and shall never be sold for invivo use. This license does not include a right to transfer or sublicense any rights under this Agreement except as provided hereafter in Article 2.3. Senetek shall actively market the Licensed Product in a manner consistent with industry practice

2.2	RFMH, during the term of this Agreement shall not license any other party the privileges granted by this license except as provided in 2.3.

2.3	Not withstanding 2.1 and 2.2:

a)	RFMH, however, shall retain the right to possess, culture and employ the Licensed Cell Lines and the antibodies produced therefrom for its own scientific purposes including transferring necessary amounts of antibodies to research collaborators of RFMH free of all charges other than shipping and handling cost. Such collaborator shall be bound by an obligation to use these antibodies only for the scientific collaboration with RFMH.

b)	Except for the first year of this agreement, should annual sales of the Licensed Product be less than *** for any two (2) consecutive years, then at its sole discretion, RFMH may revoke the exclusivity of license provided in 2.1 and the license granted herein shall become nonexclusive. RFMH shall then have the right to grant others world-wide license to possess, maintain, culture and employ the cell lines included as items 1 and 2 of Appendix A and licensed under this Agreement and to manufacture and sell the monoclonal antibodies produced therefrom in any form.

2.4	LICENSEE may contract with a third party to manufacture for it, the Licensed Product(s). Prior to any transfer of the Licensed Cell Line(s) to such third party, RFMH shall have received a copy of contract

*** Confidential treatment has been requested

and approved the transfer of the Licensed Cell Line(s). The contract between LICENSEE and the third party shall protect RFMH’s rights with regard to the Licensed Line(s) as though the contract had been between RFMH and the third party, including notification;

a)	that the Licensed Cell Line(s) transferred from LICENSEE to the third party is the sole property and confidential proprietary information of RFMH, and subject to the same confidentiality requirements as are imposed on the LICENSEE, and may be transferred only back to the LICENSEE or RFMH;

b)	the Licensed Product(s) produced by the third party are solely for the purpose of providing them directly to LICENSEE;

c)	SENETEK shall certify annually to RFMH the compliance by third parties with the applicable terms of this Agreement. Such compliance shall include verification of third party production and shipping records.

d)	the termination date of this License Agreement, and the obligations of the termination clause for return of the Licensed Cell Line(s) and Licensed Products as well as an accounting for same.

3.	DELIVERY OF LICENSED CELL LINE(S)

3.1	RFMH shall supply LICENSEE with the Licensed Cell Line(s) within thirty (30) days of the effective date of this License Agreement.

3.2	For a period of six (6) months following the shipment of the Licensed Cell Lines, RFMH shall keep in storage a back-up supply of the cell lines so that they can be resupplied to SENETEK in case of accidental loss of the cell lines originally supplied.

3.3	RFMH shall furnish SENETEK with micro photographs and other scientific data necessary for the marketing of the Licensed Product. RFMH shall present invoices to LICENSEE for out-of-pocket costs incurred and LICENSEE shall, within 30 days, reimburse RFMH for same.

4.	EFFECTIVE DATE & TERM

4.1	The effective date of this License Agreement shall be the date of the last signatory and it shall continue for a period of ten (10) years from that date unless terminated earlier in accordance with Article 9 hereunder.

5.	ROYALTIES

5.1	SENETEK shall, starting with the effective date of this Agreement and again on each Anniversary Date, until termination, pay to RFMH a license maintenance fee of *** for each cell line licensed and shipped to LICENSEE. Said payments are non-refundable but are fully creditable against royalties.

5.2	In addition, SENETEK shall pay RFMH an earned royalty of *** of Net Sales. Earned royalties shall be accompanied by a written report as to the calculation of such royalties detailed by sale of product(s) from each cell line and the form in which it is sold.

5.3	Except for the License maintenance fees (5.1), payments shall be payable as follows:

a)	Annually, starting with the January 1st following the effective date of this Agreement, and every January 1st thereafter until annual volume of net sales of Licensed Product(s) reach ***.

b)	Quarterly thereafter.

c)	Written reports and payment shall be made within 30 days of the periods in this paragraph.

5.4	Payments shall be made in U.S. Dollars.

5.5	RFMH shall have the right to verify sales of Product made by LICENSEE. RFMH or its agent shall, upon reasonable notice, be given access to the records of LICENSEE necessary for such verification. SENETEK shall monitor and certify to RFMH that the units of production and sales of the Licensed Product manufacturer. LICENSEE’s Agreement with any producer or manufacturer shall reflect such rights.

5.6	Royalty and Reporting requirements are also subject to the Article 9., TERMINATION

6.	CONFIDENTIALITY

The Licensed Cell Line(s) are the confidential and proprietary wholly owned property of RFMH and shall be used only for the purpose of manufacturing the Licensed Product. The cell lines may only be transferred to the manufacturer contracted by LICENSEE to produce such Licensed Product. The LICENSEE shall be obligated by the confidentiality requirements hereunder:

1 - Licensed Cell Lines shall be clearly marked “Confidential Information”

2 - Kept in a secure location

3 - Allowed access to only those individuals who have the need in order to fulfill the terms of this Agreement and are themselves obligated to the confidentiality provisions herein.

*** Confidential treatment has been requested

7.	WARRANTIES & REPRESENTATIONS

RFMH makes no warranty whatsoever, whether expressed, or implied. Nothing in this Agreement, shall be construed as:

a)	A warranty or representation that any thing made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free of infringement, patent or copyrights and trademarks of third parties.

b)	Conferring rights to use in advertising, publicity, trademark or any other medium the name RFMH, the State of New York, its institutes, or any of their employees, representatives, trustees, officers and agents without prior written approval of RFMH.

c)	A warranty of the merchantability or fitness of the Licensed Product for any particular purpose.

d)	Allowing the LICENSEE any other rights to the Licensed Cell Lines or Licensed Product(s) other than what is licensed under this Agreement.

8.	INDEMNITY

8.1	LICENSEE agrees to indemnify and hold harmless RFMH, the State of New York, or any of their institutes, employees, representatives, trustees, officers and agents against any and all claims of death, illness, personal injury, property damage and improper business practices arising out of the use of the Licensed Cell Line(s) and or Licensed Product.

8.2	RFMH, and the State of New York shall not be liable for any indirect special, consequential or other damages whatsoever, whether grounded in fact (including negligence) strict liability, contract or otherwise.

8.3	LICENSEE shall at all times comply through insurance or self insurance with all statutory workers compensation and employee liability requirements covering any and all employees with respect to activities performed under this Agreement.

9.	TERMINATION

9.1	LICENSEE may terminate this Agreement by giving RFMH notice in writing at least 90 days n advance of the effective date of termination provided that LICENSEE shall thereupon cease use and sale of Licensed Cell Line(s) and Licensed Product(s).

9.2	RFMH may terminate this Agreement if LICENSE is in breach of any provision whereof and LICENSEE fails to remedy any such breach within sixty (60) days after written notice thereof by RFMH. Termination of this Agreement for any reason shall not release either party from any obligations theretofore accrued.

9.3	The failure on the part of either party hereto to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of such right nor operate to bar the exercise or enforcement thereof in the future.

9.4	If anything written in this Agreement is in violation of any applicable laws or regulations or is unenforceable or void for any reason whatsoever, then such part shall be inoperative while the remainder of the Agreement shall remain binding upon the parties.

9.5	Surviving any termination are;

a)	Any cause of action or claim of LICENSEE or RFMH, accrued or to accrue because of any breach by the other party

b)	Payment of accrued royalties

c)	The provisions of Articles 6., CONFIDENTIALITY

9.6	Concurrent with notice of termination by LICENSEE or RFMH, LICENSEE shall return to RFMH or destroy, with written notification to RFMH of such destruction, all Licensed Cell Line(s) in its possession and shall require the same any of its manufacturer. Any Product(s) in the inventory of the LICENSEE or its contracted product manufacturer may be sold for a period not to exceed three (3) months. These sales shall be subject to the royalty and reporting requirements of this Agreement.

9.7	LICENSEE also agrees to make a report within 120 days of the termination of this Agreement, stating in such report the number, description and net sales of all Licensed Product(s) made, sold, or otherwise disposed of and upon which royalties are payable but which were not previously reported to RFMH.

9.8	Notwithstanding 9.1 and 9.2, at least thirty (30) days prior to filing a petition in bankruptcy, each party must inform the other of its intention to file the petition or of another’s intention to file an involuntary petition in bankruptcy. The party so informed may terminate this Agreement immediately and all royalties due thereunder shall become immediately due and payable. Further, failure to conform to this requirement shall be deemed a material, pre-petition, incurable breach, and this Agreement shall automatically terminate, and all royalties due thereunder shall become immediately due and payable.

10.	NOTICES

All notices under this Agreement shall be deemed to have been fully given when given in writing and deposited in the postal system of the country in which the notice originates and addressed as follows:

To RFMH:

Research Foundation for Mental Hygiene, Inc.

44 Holland A venue Albany, NY 12229

ATTN: Patrick L. Furlong, Managing Director

To LICENSEE::

Senetek PLC

62A Weldon Parkway

Maryland Heights, MO 63043

11.	MISCELLANEOUS

a)	This Agreement shall be construed and interpreted in accordance with the laws of the State of New York.

b)	This Agreement represents the entire agreement between the parties hereto and may be changed only by a written amendment signed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

SENETEK		RESEARCH FOUNDTION FOR MENTAL HYGIENE, INC.

By	//s// Gerlof Homan	By	//s// Patrick Furlong
Title	CEO, Senetek	Title	Managing Director
Date	7/21/94	Date	7/18/94

APPENDIX A

ANTI-AMYLOID BETA MONOCLONAL ANTIBODIES

1.	4G8 IgG2b Specific to amino acid residues 17-24

2.	6E10 IgG1 Specific to amino acid residues 1-16

APPENDIX A-1

RESEARCH FOUNDATION FOR MENTAL HYGIENE, INC.

and

SENETEK PLC

MONOCLONAL ANTIBODY LICENSE

AGREEMENT

The following monoclonal antibody described herein is hereby annexed to, and made part of the Agreement between the parties executed 7/21/94, and amended on 7/31/95.

5-25 Reactive to PHF

SENETEK		RESEARCH FOUNDTION FOR MENTAL HYGIENE, INC.

By	//s// Edward Curley	By	//s// Patrick Furlong
Title	Vice President	Title	Managing Director
Date	August 1, 1995	Date	7/28/95

APPENDIX A-2

RESEARCH FOUNDATION FOR MENTAL HYGIENE, INC.

and SENETEK PLC

MONOCLONAL ANTIBODY LICENSE

AGREEMENT

The following monoclonal antibodies described herein are hereby annexed to, and made part of the Agreement between the parties executed 7/21/94, and amended on 7/31/95

3-39 Reactive to PHF

3F4 Reactive to Prior PrP (human and hamster)

SENETEK		RESEARCH FOUNDTION FOR MENTAL HYGIENE, INC.

By	//s// Edward Curley	By	//s// Patrick Furlong
Title	Vice President	Title	Managing Director
Date	August 30, 1995	Date	8/22/95

APPENDIX A-3

RESEARCH FOUNDATION FOR MENTAL HYGIENE, INC.

And SENETEK PLC

ANTIBODY LICENSE

AGREEMENT

Amendment No. 1 Article 1. 1a, executed August 1, 1995, provides that “Licensed Cell Lines shall include any cell line later licensed under this Agreement and appended to Appendix A by mutual agreement of the parties”. Accordingly, the parties hereto agree to include under the terms of the Agreement executed July 21, 1994, and amendments thereto, the following cell lines and licensed product:

Tau p4	Mab4H6	Mab5C7
ERAB	Mab5F3	Mab10D12
Synuclein	Mab4B12	Mab4D6
Apo E	MabE6D7	MabD6E10
Spectrin	Mab17C7
Spectrin Binding Protein	MabD8B7
Spectrin Binding Protein	Mab4E2
Sheep PrP Clone	4B4

SENETEK		RESEARCH FOUNDTION FOR MENTAL HYGIENE, INC.

By	//s// Corena Michnevich	By	//s// Robert E Burke
Title	Vice President	Title	Managing Director
Date	July 2, 2001	Date	7/11/01

Exhibit B

Extension of Basic Agreement/License until September 30th 2005

Amendment #3

Extension of Basic Agreement/License until September 30th 2005

The Agreement between the Research Foundation for Mental Hygiene, Inc. and Senetek PLC executed July 21, 1994 is herby amended for the purpose of extending the license on the three original licensed cell lines.

The end date of this Agreement shall, for cell lines 4G8 and 6E10, be extended from July 20, 2004 to September 30, 2005. The end date of this Agreement shall, for cell line 525, be extended from July 31, 2005 to September 30, 2005. Therefore, on September 30, 2005 the Agreement on the following cell lines shall expire: 4G8, 6E10, 525, 3-39 and 3F4.

MILESTONES

1.	In consideration for the extension of the License to September 30, 2005, Senetek agrees to pay the RFMH a minimum royalty of *** (US dollars) for the period 7/1/04 to 6/30/05. Any shortfall of the minimum annual royalty will be paid in connection with the royalties for the quarter ended June 30, 2005.

2.	By December 31, 2004, Senetek shall submit a proposal to the RFMH outlining Senetek’s plans for the manufacturing, packaging, promotion and sales of the licensed cell lines through July 10, 2011. Such plan shall be subject to the review and approval of the RFMH. If such plan is approved by RFMH, the Agreement for the cell lines noted above will be extended to July 10, 2011.

IT IS UNDERSTOOD AND AGREED that all other terms and conditions shall remain in full force and effect.

Research Foundation for Mental Hygiene, Inc.		Senetek PLC

By:	/s/ ROBERT E. BURKE	By:	/s/ FRANK J. MASSINO
	Robert E. Burke, Managing Director		Frank J. Massino, Chairman & CEO
Date:	May 10, 2004	Date:	May 6, 2004

*** Confidential treatment has been requested

Exhibit C

Cell Line Products

4G8
6E10
3F4
1E11
2H4
4D6
4B12
7D9
4B4
5-25
3-39
17C7
D8B7
4E2
D6E10
E6D7
10D12
5F3
4H6
5C7

The expiration date of Cell lines 4G8, 6E10, 3F4, 5-25 and 3-39 is currently September 30, 2005. The license for these cell lines between Senetek and RFMH is expected to be extended to July 2011 upon execution of this agreement. Cell lines 1E11, 2H4 and 7D9 are expected to be added to the Senetek-RMH agreement and have an expiration date of July 2011 upon execution of this agreement. All other cell lines in Exhibit C are under licensee between Senetek and RFMH and expire in July 2011.

Schedule I

Signet Kits

1-42 ELISA kit

Component	# per kit	unit	cost per unit	cost per kit	Cost %	Component Price	Component List	Component Discounted	Total IBRDD	Kit List
Plate Coating	1	ea	***	***	***
4G8*	45	ug	***	***	***	***	***	***
6E10*	30	ug	***	***	***	***	***	***
plate sealer	3	ea	***	***	***
wash (2X)	300	ml		***	***
standard diluent	3	ml		***	***
1-42 standard	20	ug	***	***	***
1-42 antibody	1	ug	***	***	***	***	***	***	***	***
Gt-anti rab HRP	1	ug		***	***
OPD	2	tab	***	***	***
OPD diluent	24	ml		***	***
Hydrogen peroxide	100	ul	***	***	***
Stop solution	15	ml	***	***	***		Component Price for 4G8 and 6E10 based on *** per mg = *** per ug
250 ml bottle	1	ea	***	***	***		Component List = Col H X Col B
15 ml brown bottle	3	ea	***	***	***		Component Discounted represents standard *** discount
clear vials	3	ea	***	***	***		Component Price List for 1-42 based on 50 ug = *** or *** per ug
brown glass	1	ea	***	***	***		Percentage Ab to list total is ***
Foam	1			***	***		Standard rate is *** + *** = ***
Box	1			***	***
Labor	2	hr	***	***	***		Customers who purchase 1 of each kit -*** per kit (BioSource compare)
* Cost per unit excludes royalty			Total	***	***
			Antibody	***
			% antibody	***

1 -40 ELISA kit

Plate coating	1	ea	***	***	***
6E10	60	ug	***	***	***	***	***	***
plate sealer	3	ea	***	***	***
wash (2X)	300	ml		***	***
Standard diluent	3	ml		***	***
1-40 standard	20	ug	***	***	***
1-40 antibody	1	ug	***	***	***	***	***	***
Gt-anti rab HRP	1	ug		***	***
OPD	2	tab	***	***	***
OPD diluent	24	ml		***	***		Component Price for 6E10 based on *** per mg = *** per ug
Hydrogen peroxide	100	ul	***	***	***		Component List = Col H x Col B
Stop solution	15	ml	***	***	***		Component Discounted represents standard *** discount
250 ml bottle	1	ea	***	***	***		Component Price List for 1-40 based on 50 ug = *** or *** per ug
15 ml brown bottle	3	ea	***	***	***
clear vials	3	ea	***	***	***
brown glass	1	ea	***	***	***
Foam	1			***	***
Box	1			***	***
Labor	2	hr	***	***	***
			Total	***
			Antibody	***
			% antibody	***

*** Confidential treatment has been requested

Schedule II

Approved Non-End User Customers

Company	Nature of Distributor Pursuant to Section 6.1(v)
Abcam Ltd	(a) and (b)
Alexis Corporation	(a) and (b)
Anse Trading Corp	(a) and (f)
Atom S. A.	(a) and (f)
BioCat GmbH	(a)
Bioqoute Ltd	(a)
BioValley Chemistry & Bio	(a) and (f)
Cedarlane Laboratories	(b)
Cosmo Bio Co. LTD	(a) and (f)
ID Labs Inc.	(a) and (b)
Immuno Diagnostic OY	(a)
Jomar Diagnostics	(a)
Novakemi ab	(a)
Onwon Trading	(a)
Pharmatrade Ltd	(a)
Sanbio bv	(a)
Wako Chemicals USA	(a) and (f)
Watson Biotechnology Co.	(a)
Biosource International	(d) and (f)
Chemicon International	(a), (b) and (f)
Biodesign	(a), (b) and (f)
EMD Biosciences	(a) and (b)
Ciphergen Biosystems, Inc	(e)
Ciphergen Biosystems, Symbion	(e)
Fisher Scientific	(c)
Interchim	(a)
Nacali Tesque	(a) and (f)
Oxford Biotechnology Ltd-(Division of Serotec)	(a)
Serotec	(a) and (b)
Proteoogenix SA	(a)
Sanbio GMBH	(a)
Sigma Chemical Company	(a), (b) and (f)
VWR International	(c) and (f)
VWR Scientific Products	(c) and (f)